EXECUTION COPY

CLOSING SECURITY AGREEMENT (Battle Mountain)

CLOSING SECURITY AGREEMENT dated for reference March 28, 2007 made by Battle Mountain Gold Exploration Corp. (the "Debtor") in favor of Royal Gold, Inc. ("Royal Gold").

WHEREAS, Royal Gold has agreed to make available to the Debtor and BMGX (Barbados) Corporation (“BMGX”) a credit facility pursuant to and in accordance with the terms and conditions of a Bridge Finance Facility Agreement dated for reference March 28, 2007 among the Debtor, BMGX and Royal Gold (the "Bridge Finance Facility Agreement");

AND WHEREAS Royal Gold requires, as a condition to making the Advances (as defined in the Bridge Finance Facility Agreement) available under the Bridge Finance Facility Agreement, that the Debtor execute and deliver this security agreement as security;

NOW THEREFORE, in consideration of the premises, the agreement of Royal Gold to make the Bridge Finance Facility Agreement available, and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), the Debtor hereby agrees as follows:

ARTICLE 1

INTERPRETATION

1.1	Terms Incorporated by Reference.

Terms defined in the the Bridge Finance Facility Agreement and not otherwise defined in this security agreement shall have the meaning in the Bridge Finance Facility Agreement, unless there is something in the subject matter or context inconsistent therewith. Terms defined in the UCC and not otherwise defined in this security agreement or the Bridge Finance Facility Agreement shall have the same meaning as in the UCC herein, unless there is something in the subject matter or context inconsistent therewith; provided that the following terms when used in this Agreement shall have the meanings assigned to them in the UCC as in effect from time to time: “accounts,” “chattel paper,” “documents,” “equipment,” “fixtures,” “instruments,” “investment property,” “inventory,” “letter-of-credit rights,” “proceeds,” and “securities.”

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1.2	Defined Terms.

(a) In this security agreement, subject to Section 1.1, the following terms shall have the following meanings:

"Bridge Obligations" means all obligations, liabilities and indebtedness of the Debtor to Royal Gold of whatsoever nature under any Credit Facility Document;

"Collateral" means, as of any particular time, all property, assets, rights and interests, present and future as set forth in section 2.1, which may be subject to the Security Interest, all references thereto herein including any part thereof;

"Contract" means any contract or agreement to which the Debtor is a party or otherwise is bound;

"Distributions" has the meaning set forth in section 2.1(a)(iv);

"Dividends" has the meaning set forth in section 2.1(a)(iv);

"Event of Default" means an "Event of Default" as defined in the Bridge Finance Facility Agreement.

"Obligations" has the meaning set forth in the Bridge Finance Facility Agreement;

"Pledged Company" has the meaning set forth in section 2.1(a)(iv);

"Pledged Shares" has the meaning set forth in section 2.1(a)(iv);

"Security Interest" has the meaning set forth in section 2.2(a);

"Share Collateral" means, collectively, the Collateral described in sections 2.1(a)(iv) and (v); and

“UCC” means, the Uniform Commercial Code as enacted in the State of Nevada.

1.3	Singular, Plural, etc.

As used herein, each gender shall include all genders, and the singular shall include the plural and the plural the singular, as the context shall require.

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1.4	Use of Certain Words.

The words "including" and "includes", when either follows any general term or statement, is not to be construed as limiting the general term or statement to the specific terms or matters set forth immediately following such word or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement.

1.5	Successors, etc.

In this security agreement:

(a)	reference to any body corporate or partnership shall include successors thereto, whether by way of amalgamation or otherwise;
(b)

references to any statute, enactment or legislation or to any section or provision thereof include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time; and

(c)

reference to any agreement (including any definitions in or portions of an agreement incorporated herein by reference), instrument, Permit or other document shall include reference to such agreement, instrument, Permit or other document as the same may from time to time be amended, supplemented, replaced or restated.

1.6	Headings.

The division of this security agreement into articles, sections and other subdivisions, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation hereof.

ARTICLE 2

SECURITY

2.1	Grant of Security.
(a)

Subject to section 2.4, the Debtor grants to Royal Gold a security interest in, and mortgages and charges to Royal Gold, as and by way of a fixed and specific security interest and charge, all of the Debtor’s present and after-acquired personal property and rights and interests in personal property, including any and all of the Debtor’s:

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(i)

inventory, equipment, fixtures and other goods of every kind and description, all Permits and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

(ii)	accounts due or accruing due and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating thereto;
(iii)	financial assets, money, documents of title, chattel paper, instruments and investment property (including securities);
(iv)

without limiting the foregoing item (iii), all of the issued and outstanding shares (collectively, the "Pledged Shares", which term shall also include the Collateral referred to in section 2.1(a)(v) below) in the capital of BMGX and Battle Mountain Gold (Canada) Inc., an Alberta corporation (the "Pledged Companies"), including any documents, share certificates and instruments which confirm or evidence such Pledged Shares and any and all documents, share certificates and instruments which may exist from time to time which confirm or evidence such Pledged Shares, together with any stock rights, rights to subscribe, liquidating dividends, stock dividends, cash dividends and cash distributions (collectively, "Dividends"), new securities or other property which the Debtor is or may hereafter become entitled to receive on account of any of the foregoing (all of the foregoing, excluding Dividends, collectively, "Distributions");

(v)

any and all additional common shares, preferred shares, options, warrants, subscription rights, and other evidences of ownership and interests, of the same or any other class, hereafter acquired by the Debtor in or with respect to the Pledged Companies;

(vi)

intangibles, including all security interests, goodwill, choses in action and other contractual benefits, and all trade marks, trade mark registrations and pending trade mark applications, patents and pending patent applications and copyrights and other intellectual property, and letter-of-credit rights;

(vii)	the Dolores Royalty and the Underlying Property (each as defined in the Bridge Finance Facility Agreement) and all other Royalties (as defined in the Bridge Finance Facility Agreement);

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(viii)	substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in sections 2.1(a)(i) through (vii), inclusive; and
(ix)

all proceeds of the foregoing, including proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in sections 2.1(a)(i) through (viii), inclusive, and the proceeds therefrom.

(b)

The Debtor grants, assigns, mortgages and charges, to and in favor of Royal Gold, all of its undertakings, real and personal property and assets and interests therein, both present and future, of every nature and kind and wherever situate, except such of its undertakings, properties, assets and interests as are validly subject to the fixed and specific mortgages, charges and security interests granted pursuant to section 2.1(a). Debtor represents and warrants that it owns full right and title in and to the Royalties and the Dolores Royalty, with no encumbrances or Liens, other than Permitted Encumbrances.

(c)

The Debtor hereby agrees to execute all documents or agreements and upon the request of Royal Gold make all filings as are or may be necessary to grant Royal Gold a first priority security interest in the RG Priority Property; provided that such first priority security interest in the RG Priority Property shall only become effective after the RG Priority Date and only to the extent of the RG Priority Amount (as such terms are defined, and such first priority security interest is further described, in the Macquarie Intercreditor Agreement).

2.2	Obligations.
(a)

The grants, assignments, mortgages, fixed and floating charges and security interests constituted by this security agreement (collectively, the "Security Interest") secure delivery, payment and performance of all the Obligations.

(b)

All expenses, costs and charges incurred by or on behalf of Royal Gold in connection with this security agreement, the Security Interest or the realization of the Collateral, including all legal fees (on a full indemnity basis), court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral, shall be added to and form a part of the Obligations.

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2.3	Attachment.
(a)	The Debtor by execution hereof and Royal Gold by acceptance hereof hereby acknowledge that:
(i)	value has been given;
(ii)	the Debtor has rights in the Collateral (other than after-acquired Collateral); and
(iii)	the Debtor has received a duplicate original copy of this security agreement.

The Security Interest shall take effect, as between the parties, forthwith upon execution hereof by the Debtor.

(b)

If during the term of the Bridge Finance Facility Agreement the Gold Facility Agreement is repaid in full and terminated and subject to the terms of Macquarie Intercreditor Agreement, the Debtor will, promptly following such repayment:

(i)

deliver to Royal Gold all share certificates which evidence the existing Pledged Shares and other Share Collateral, duly endorsed for transfer in blank or as Royal Gold may direct, and accompanied by such powers of attorney or other documents as Royal Gold may require; and

(ii)

deliver to Royal Gold any and all consents or other instruments or documents which may be necessary to effect the transfer of the Pledged Shares to Royal Gold, its nominee or (after the Security Interest shall have become enforceable) any third party; and

(iii)

deliver to Royal Gold all share certificates which evidence Pledged Shares or other Share Collateral acquired in the future, duly endorsed for transfer in blank or as Royal Gold may direct, and accompanied by such powers of attorney or other documents as Royal Gold may require.

(c)

The Debtor shall promptly inform Royal Gold in writing of the acquisition by the Debtor of any property forming part of the Collateral which is not described herein (including any additional Share Collateral) (the “Acquired Property”), and the Debtor shall execute and deliver at its own expense from time to time amendments to this security agreement or the schedules hereto or additional security or schedules as may be required by Royal Gold in order that the Security Interest shall expressly attach to such Acquired Property.

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2.4	Scope of Security Interest.
(a)

Nothing in section 2.1 shall be construed as an assignment by the Debtor (which term shall in this section 2.4(a) include a sub-lease, mortgage, pledge or charge) of any lease, Permit, agreement, account, claim, demand or chose in action which, as a matter of Law or by its terms, is non-assignable without the consent of some other person unless such consent has been obtained. The Debtor shall use its best efforts to obtain any such required consent. Until such consent has been obtained, the Security Interest shall not attach to such lease, Permit, agreement, account, claim, demand or chose in action but the Debtor shall hold its interest therein in trust for Royal Gold, and shall assign same to Royal Gold or as Royal Gold may direct in writing forthwith upon obtaining the consent of such other person.

(b)	The Security Interest shall not extend to consumer goods.
(c)

Royal Gold shall not be deemed in any manner to have assumed any obligation of the Debtor under any Permit or Contract nor shall Royal Gold be liable to any Official Body or contract counterparty by reason of any default by any person under any Permit or Contract. The Debtor agrees to indemnify and hold Royal Gold harmless of and from any and all liability, loss or damage which Royal Gold incurs by reason of any claim or demand against it based on its alleged assumption of the Debtor’s duty and obligation to perform and discharge the terms, covenants and agreements in any Permit or Contract.

(d)

It is expressly acknowledged by the Debtor that, notwithstanding any right or authority granted to the Debtor herein or in any other Credit Facility Document to deal with the Collateral, it is the intention of the Debtor and Royal Gold that the Security Interest set forth in section 2.1(a) shall operate and be construed as a fixed and specific lien on all Collateral in respect of which the Debtor presently has rights, and as a fixed and specific lien on all after-acquired Collateral which shall attach forthwith upon the Debtor acquiring rights therein.

(e)

Nothing in section 2.1 shall be construed as constituting an absolute transfer or assignment of any present or future intellectual property or rights and interests therein, but that section shall still be construed as granting to Royal Gold a security interest in and a lien on all of the Debtor’s present and after-acquired intellectual property and rights and interests in intellectual property.

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2.5          Royal Gold’s Care and Custody of Collateral. Except as required by any mandatory provision of the UCC or other applicable Law:

(a)

Royal Gold shall not be bound to collect, dispose of, realize, protect or enforce any of the Debtor’s right, title and interest in and to the Collateral or to institute proceedings for the purpose thereof and, without limiting the generality of the foregoing, Royal Gold shall not be required to take any steps necessary to preserve rights against other persons in respect of any Collateral.

(b)	Royal Gold shall not have any obligation to keep identifiable any Collateral in its possession consisting of tangible personal property.
(c)	Royal Gold may, subject to the terms of the Intercreditor Agreements if the Security Interest shall have become enforceable:
(i)

notify any person obligated on an account, chattel paper, security or financial asset, or any obligor on an instrument, to make payment thereunder to Royal Gold whether or not the Debtor was theretofore making collections thereon; and

(ii)	assume control of any proceeds arising from the Collateral.
2.6	Debtor’s Dealings with Collateral.

The Debtor shall not, without the prior written consent of Royal Gold or as permitted by the Credit Facility Documents, sell, exchange, lease, licence, release or abandon or otherwise dispose of or deal with the Collateral or create, assume or permit to remain outstanding any Lien in, on or of the Collateral; provided always that, until an Event of Default, the Debtor may, in the ordinary course of the Debtor's business, sell, lease or otherwise deal its with its inventory and use monies available to the Debtor in any manner not otherwise prohibited or in breach of the provisions of this security agreement or any other Credit Facility Document.

2.7	[Intentionally Omitted.]
2.8	Authorization to File Financing Statements and Additional Agreements.

The Debtor hereby irrevocably authorizes Royal Gold at any time and from time to time to file in any jurisdiction any initial financing statements or amendments thereto that cover the Collateral and that contain any other information required by the UCC or other applicable Law of such jurisdiction for the sufficiency or filing office acceptance of any such initial financing statement or amendment. The Debtor agrees to furnish all such information to Royal Gold promptly upon written request therefor as will enable Royal Gold to make such filings. The foregoing authorization also covers all filings filed prior to the date hereof that comply with the foregoing.

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In addition to the foregoing, Debtor covenants and agrees to immediately upon the execution of this Agreement or any future Security Agreement to take all actions deemed necessary or convenient by Royal Gold, in form and substance acceptable to Royal Gold at Royal Gold's sole discretion, to file with the Mexican Public Mining Bureau and perfect a pledge (prenda) on the Royalties (the "Mexico Pledges") as soon as practicable but in no event on or before April 30, 2007.

In order to guarantee the compliance of Debtor’s obligation as provided for in the preceding paragraph, Debtor hereby irrevocably grants Royal Gold a general power of attorney, as ample as necessary under the laws of the State of Nevada, United States of America, and the laws of Mexico, but limited to the execution of any and all documentation and filings deemed  necessary  or convenient  perfect the Mexico Pledges pursuant to Royal Gold's instructions, to Messrs.Stefan Wagner and Tony Jensen, Carlos Raúl Valencia Barrera, Miguel Bernardo de Erice Rodríguez and Miriam Grunstein Dickter, who shall be empowered to act jointly and severally (the "Agents").

For purposes of Mexican law, the above power of attorney is granted pursuant to the last paragraph of Article 2596 of the Federal Civil Code and the correlative articles of the various State Civil Codes. Debtor hereby releases the Agents from any liability on any action any of the Agents take directed or related to the perfection of the Mexico Pledges, except for gross negligence or fraud.

ARTICLE 3

ENFORCEMENT

3.1	Default.

Subject to the Intercreditor Agreements Royal Gold shall be and become entitled to enforce the Security Interest against the Debtor upon the occurrence of an Event of Default.

3.2	Remedies.

Subject to Section 3.1, Royal Gold may realize upon the Collateral and enforce the rights of Royal Gold by any remedy or proceeding authorized or permitted by Law (subject in all cases to any mandatory provision of the UCC or other applicable Law), and without limitation Royal Gold may:

(a)	enter onto any real property or premises where tangible personal property included in the Collateral may be located;
(b)	enter into possession of the Collateral by any method permitted by Law;

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(c)

exercise all of the rights, remedies and powers of an owner (including the right to vote the Pledged Shares) and exercise any contractual, legal or other rights or interests of the Debtor under the Collateral;

(d)	sell, lease, licence or otherwise dispose of the Collateral;
(e)	collect any proceeds arising in respect of the Collateral;
(f)	collect, realize or sell or otherwise deal with accounts included in the Collateral;
(g)	appoint by instrument in writing a receiver or agent of the Collateral;
(h)	institute proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral;
(i)	institute proceedings in any court of competent jurisdiction for sale or foreclosure of the Collateral; and
(j)	file proofs of claim and other documents to establish claims in any proceeding relating to the Debtor.

Such remedies may be exercised from time to time separately or in combination and with respect to all or any part of the Collateral and are in addition to and not in substitution for any other rights of Royal Gold however created. Royal Gold may proceed by way of any action, suit or proceeding available at Law and no right, remedy or power of Royal Gold shall be exclusive of or dependent on any other. Royal Gold may exercise any of its rights, remedies or powers separately or in combination and at any time. Royal Gold shall not be bound to exercise any such right or remedy, and the exercise of such rights and remedies shall be without prejudice to the rights of Royal Gold in respect of the Obligations including the right to claim for any deficiency.

3.3	Additional Rights.

In addition to the rights and remedies of Royal Gold set forth in section 3.2, Royal Gold may, whenever Royal Gold is entitled to enforce the Security Interest against the Debtor subject to Section 3.1:

(a)

require the Debtor, at the Debtor’s expense, to assemble within a reasonable period of time the Collateral consisting of tangible personal property at a place or places designated by notice in writing given by Royal Gold to the Debtor;

(b)	require the Debtor, by notice in writing given by Royal Gold to the Debtor, to disclose to Royal Gold the location or locations of the Collateral consisting of tangible personal property;

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(c)	repair, process, modify, improve, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Debtor or otherwise;
(d)

carry on in a reasonable manner, using good business judgement and practices all or any part of the business of the Debtor with respect to the Collateral and, to the exclusion of all others including the Debtor, enter upon, occupy and use any real property or premises where tangible personal property included in the Collateral may be located, for such time as Royal Gold sees fit, free of charge, and Royal Gold shall not be liable to the Debtor for any act, omission or negligence (excluding gross negligence and willful misconduct) in so doing or for any rent, charges, depreciation or damages incurred in connection therewith or resulting therefrom;

(e)

borrow on reasonable terms and conditions commensurate with then existing market rates, for the purpose of carrying on the business of the Debtor with respect to the Collateral or for the maintenance, preservation or protection of the Collateral and mortgage, charge, pledge or grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment; and

(f)

demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give valid and effectual receipts and discharges therefor and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Debtor.

3.4	Concerning the Receiver.
(a)

Any receiver appointed by Royal Gold shall be vested with the rights and remedies which could have been exercised by Royal Gold in respect of the Debtor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any instrument or instruments supplemental thereto. The identity of the receiver, any replacement thereof and any remuneration thereof shall be within the sole and unfettered discretion of Royal Gold.

(b)

Any receiver appointed by Royal Gold shall act as agent for Royal Gold for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below and with respect to its discharge) as agent for the Debtor. The receiver may sell, lease, licence or otherwise dispose of the Collateral as agent for the Debtor or as agent for Royal Gold as Royal Gold may determine in its sole discretion. The Debtor agrees to ratify and confirm all actions of

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the receiver acting as agent for the Debtor, and to release and indemnify the receiver in respect of all such actions, excluding any willful misconduct or gross negligence of such receiver.

(c)

Royal Gold, in appointing or refraining from appointing any receiver, shall not incur any liability to the receiver, the Debtor or otherwise and shall not be responsible for any actions or failure to act on the part of such receiver (excluding any willful misconduct or gross negligence of such receiver).

3.5	Appointment of Attorney.

The Debtor hereby irrevocably appoints Royal Gold (and any officer thereof) as attorney-in-fact of the Debtor (with full power of substitution) to exercise in the name and on behalf of the Debtor, after Royal Gold has become entitled to enforce the Security Interest against the Debtor subject to section 3.1, any of the Debtor’s right (including the right of disposal), title and interest in and to the Collateral, including the execution, endorsement and delivery of any agreements, documents, instruments, investment property (including securities), financial assets, documents of title and chattel paper and any notices, receipts, assignments or verifications of the accounts. All acts of any such attorney are hereby ratified and approved, and such attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own gross negligence or wilful misconduct.

3.6	Dealing with the Collateral and the Security Interest. Subject to section 3.1:
(a)

Royal Gold shall not be obliged to exhaust its recourse against the Debtor, its subsidiaries or any other person or persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as Royal Gold may consider desirable.

(b)

Royal Gold may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor, its subsidiaries and other persons, sureties or securities as it may see fit without prejudice to the Obligations or the rights of Royal Gold in respect of the Collateral.

(c)	Royal Gold shall not be:
(i)	liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral;
(ii)	bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for

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the purpose of preserving any rights of Royal Gold, the Debtor or any other person in respect thereof;

(iii)	responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal therewith; or
(iv)	bound to protect the Collateral from depreciating in value or becoming worthless, absent gross neglegence or willful misconduct.
(d)	Unless otherwise agreed by Royal Gold, all amounts from time to time received from the Collateral (including, without limitation, proceeds of realization) shall be applied as follows:
(i)	firstly, to the payment in full of all expenses, costs and charges set out in section 2.2(b);
(ii)	secondly, to the payment and performance in full of all the Obligations in the manner set forth in the Bridge Finance Facility Agreement; and
(iii)	thirdly, to the Debtor or as any court of competent jurisdiction may otherwise direct.
3.7	Standards of Disposition.

Without prejudice to the ability of Royal Gold or its duly appointed and authorized agent or receiver to dispose of the Collateral in any manner which is commercially reasonable, the Debtor acknowledges that a disposition of such Collateral by Royal Gold or such agent or receiver which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a)	Collateral may be disposed of whether or not Royal Gold or such agent or receiver has taken possession thereof;
(b)	Collateral may be disposed of in whole or in part;
(c)	the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;
(d)	any purchaser or lessee of the Collateral may be a customer of Royal Gold;

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(e)	a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as Royal Gold, in its sole discretion, may deem advantageous;
(f)	Royal Gold may establish an upset or reserve bid or price in respect of the Collateral;
(g)	Royal Gold may buy in, rescind or vary any contract for the disposition of Collateral, again without being obligated to account or be answerable for any gain or loss occasioned thereby.
3.8	Dealings by Third Parties.

No person dealing with Royal Gold or its agent or a receiver shall be required:

(a)	to determine whether the Security Interest has become enforceable;
(b)	to determine whether the powers which Royal Gold or its agent or a receiver is purporting to exercise have become exercisable;
(c)	to determine whether any monies, obligations or liabilities remain due to Royal Gold by Debtor or its subsidiaries;
(d)	to determine the necessity or expediency of the stipulations and conditions subject to which any sale, lease, licence or other disposition shall be made;
(e)	to determine the propriety or regularity of any sale or of any other dealing by Royal Gold or such agent or a receiver with the Collateral; or
(f)	to see to the application of any money paid to Royal Gold or such agent or a receiver.
3.9	Statutory Waiver.

To the fullest extent permitted by Law, the Debtor waives all of the rights, benefits and protections provided to it by any statute which imposes limitations upon the rights, remedies or powers of a secured party.

3.10	Applicable Laws.

It is acknowledged by the Debtor that matters pertaining to (i) the perfection or the effect of perfection or non-perfection, (ii) the priority, or (iii) the enforcement of the Security Interest in certain Collateral may be governed by the Laws other than the UCC (the "Other Laws", which Other Laws may include without limitation the PPSA in effect in the Provinces of Ontario and Quebec, and the laws governing the creation and perfection of security interests in any other jurisdiction where the

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Debtor’s Collateral may be situated) and hereby confirms that it is the intention of the Debtor to provide (and the Debtor hereby grants) to Royal Gold all such rights, remedies and defences as may be available under all applicable Laws, whether comprised of Laws of the State of Nevada or Other Laws.

ARTICLE 4

GENERAL

4.1	Discharge.

The Security Interest shall be discharged upon, but only upon, full delivery, payment and performance of the Obligations and at the request and at the expense of the Debtor, whereupon Royal Gold shall execute and deliver to the Debtor such releases and discharges as the Debtor may reasonably require and shall return any and all share certificates evidencing the Pledged Shares and other Share Collateral, and other documents as contemplated under section 2.3(b) hereof.

4.2	No Merger, etc.

This security agreement shall not operate by way of merger of any of the Security held by Royal Gold, and no judgment recovered by Royal Gold against any person shall operate by way of merger of or in any way affect the Security Interest, which is in addition to and not in substitution for any other security (whether over the Collateral or otherwise) now or hereafter held by Royal Gold in respect of the Obligations.

4.3	Waivers, etc.

No amendment, consent or waiver by Royal Gold shall be effective unless made in writing and signed by an authorized officer of Royal Gold and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.4	Further Assurances.

The Debtor shall from time to time, whether before or after Royal Gold shall have become entitled to enforce the Security Interest against the Debtor, do all such acts and things or cause to be done such further acts and things and execute and deliver, or cause to be duly executed and delivered, to Royal Gold such further deeds, transfers, assignments, agreements, documents and instruments as may be necessary or proper for protecting the Collateral or perfecting the Security Interest and for exercising all powers, authorities and discretions hereby conferred upon Royal Gold and in the reasonable opinion of Royal Gold to carry out more effectually the provisions and purposes of this Agreement and the other Credit

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Facility Documents, including taking the execution and delivery of all registrations, filings or recordings necessary or desirable in any jurisdiction to preserve, protect or perfect the enforceability and priority of the Liens created by the Security shall have been completed.

4.5	Notices.

Any and all notices or other communications required or permitted pursuant to this security agreement shall be given in like manner and with like effect as set forth in section 9.3 of the Bridge Finance Facility Agreement.

4.6	Successors and Assigns, etc.

This security agreement shall become effective when it shall have been executed by the Debtor and thereafter shall be binding upon the Debtor and its successors and assigns; provided that the Debtor shall not have the right to assign its obligations hereunder or any interest herein without the prior consent of Royal Gold, which consent may be arbitrarily withheld. This security agreement shall enure to the benefit of Royal Gold and its successors and assigns. This security agreement is an item of Security as contemplated by and defined in the Bridge Finance Facility Agreement.

4.7	Severability.

If and to the extent that any provision hereof shall conflict with any mandatory provision of the UCC or other applicable Law (including an exclusion or purported exclusion of a duty or onus imposed by the UCC or such other applicable Law, or a limitation or purported limitation of the liability of or the amount of damages recoverable from a person who has failed to discharge a duty or obligation imposed by the UCC or such other applicable Law), such provision of the UCC or such other applicable Law shall govern. The provisions of this security agreement are intended to be severable. If any provision of this security agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

4.8	Governing Law.
(a)	THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE INTERNAL LAWS OF THE STATE OF NEVADA.
(b)

EACH OF THE DEBTOR AND (BY ACCEPTANCE HEREOF) ROYAL GOLD HEREBY IRREVOCABLY AGREES TO EACH OF THE MATTERS SET OUT IN THIS SECTION 4.9 (AND IN THIS SECTION 4.9, THE DEBTOR AND ROYAL GOLD WILL EACH BE REFERRED

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TO AS A "PARTY"). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATES OF NEVADA OR COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)	NOTHING IN THIS SECTION 4.9 SHALL AFFECT THE RIGHT OF A PARTY TO BRING ANY ACTION OR PROCEEDING THE OTHER PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
(d)	EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

(execution page follows)

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IN WITNESS WHEREOF the Debtor has duly executed this security agreement as of the day and year first above written.

Battle Mountain Gold Exploration Corp.
By:	/s/ Mark D. Kucher
Name: Mark D. Kucher
Title: Chairman, Chief Executive Officer and President

SIGNATURE PAGE TO SECURITY AGREEMENT

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